Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-135452) of Northeast Bancorp of our report dated June 26, 2007 relating to the financial statements of Northeast Bancorp 401(k) Savings and Retirement Plan, which appears in this Form 11-K.

West Peabody, Massachusets	/s/ SHATSWELL, MacLEOD & COMPANY, P.C. SHATSWELL, MacLEOD & COMPANY, P.C.
June 26, 2007